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                                                                 Exhibit 23.01



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (333-40027) on Form S-8 of Hybrid Networks, Inc. of our report dated February 10, 2000 relating to the balance sheets as of December 31, 1999 and 1998 and the related statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three year period ended December 31, 1999, which report appears in the December 31, 1999 annual report on Form 10-K of Hybrid Networks, Inc.

/s/ Hein + Associates LLP

Hein + Associates LLP
Certified Public Accountants

Orange, California
March 24, 2000